                                                                     EXHIBIT 3.2
                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             GEN-PROBE INCORPORATED

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             GEN-PROBE INCORPORATED


                                TABLE OF CONTENTS
                                -----------------

                                                                                        Page
                                                                                        ----
ARTICLE I  OFFICES........................................................................1
   Section 1.  REGISTERED OFFICES.........................................................1
   Section 2.  OTHER OFFICES..............................................................1


ARTICLE II  MEETINGS OF STOCKHOLDERS......................................................1
   Section 1.  PLACE OF MEETINGS..........................................................1
   Section 2.  ANNUAL MEETING OF STOCKHOLDERS.............................................1
   Section 3.  QUORUM; ADJOURNED MEETINGS.................................................1
   Section 4.  VOTING.....................................................................3
   Section 5.  PROXIES....................................................................3
   Section 6.  SPECIAL MEETINGS...........................................................3
   Section 7.  NOTICE OF MEETINGS.........................................................4
   Section 8.  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD....................4
   Section 9.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.............................5
   Section 10.  MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST............................9


ARTICLE III  DIRECTORS...................................................................10
   Section 1.  THE NUMBER OF DIRECTORS...................................................10
   Section 2.  VACANCIES.................................................................10
   Section 3.  POWERS....................................................................11
   Section 4.  PLACE OF DIRECTORS' MEETINGS..............................................11
   Section 5.  REGULAR MEETINGS..........................................................11
   Section 6.  SPECIAL MEETINGS..........................................................11
   Section 7.  QUORUM....................................................................11
   Section 8.  ACTION WITHOUT MEETING....................................................12
   Section 9.  TELEPHONIC MEETINGS.......................................................12

   Section 10.  COMMITTEES OF DIRECTORS..................................................12
   Section 11.  MINUTES OF COMMITTEE MEETINGS............................................13
   Section 12.  COMPENSATION OF DIRECTORS................................................13


ARTICLE IV  OFFICERS.....................................................................13
   Section 1.  OFFICERS..................................................................13
   Section 2.  ELECTION OF OFFICERS......................................................13
   Section 3.  SUBORDINATE OFFICERS......................................................14
   Section 4.  COMPENSATION OF OFFICERS..................................................14
   Section 5.  TERM OF OFFICE; REMOVAL AND VACANCIES.....................................14
   Section 6.  POWERS AND DUTIES OF OFFICERS.............................................14


ARTICLE V  INDEMNIFICATION OF EMPLOYEES AND AGENTS.......................................14


ARTICLE VI  CERTIFICATES OF STOCK........................................................15
   Section 1.  CERTIFICATES..............................................................15
   Section 2.  SIGNATURES ON CERTIFICATES................................................15
   Section 3.  LOST CERTIFICATES.........................................................15


ARTICLE VII  GENERAL PROVISION...........................................................16
   Section 1.  CHECKS....................................................................16
   Section 2.  FISCAL YEAR...............................................................16
   Section 3.  CORPORATE SEAL............................................................16
   Section 4.  MANNER OF GIVING NOTICE...................................................16
   Section 5.  WAIVER OF NOTICE..........................................................16


ARTICLE VIII  AMENDMENTS.................................................................17

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             GEN-PROBE INCORPORATED

                                    ARTICLE I

                                     OFFICES

                Section 1. REGISTERED OFFICES. The registered office shall be 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 and the name of the registered agent of the corporation is The Corporation Trust Company.

                Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

                Section 2. ANNUAL MEETING OF STOCKHOLDERS. An annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

                Section 3. QUORUM. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

                Section 4. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person or act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

                Section 5. CONDUCT OF MEETINGS. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and

(5) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                Section 6. VOTING. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by applicable law or regulation, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

                Section 7. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy, but no proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy bearing a later date to the Secretary of the corporation. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in
Article II, Section 12 hereof.

                Section 8. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

                Section 9. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                Section 10. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

                Section 11. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                Section 12. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                Section 13. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                    (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record at the time notice is given to the Secretary of the Corporation pursuant to this Section 13, who is entitled to vote at the meeting and who complies with the notice procedures in this Section 13.

                    (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the earlier of (i) the day on which notice of the meeting was mailed or (ii) the date public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder and of such beneficial owner, as they appear on the corporation's books, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

                    (3) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 13(3) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forthin this Section 13(3). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by Section 13(2) shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

                    (4) (a) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or who is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (2)(c)(iv) of this
Section 13) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 13, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

                        (b) For purposes of this Section 13, "public announcement" shall include disclosure in a press release reported by PR Newswire, Business Wire, the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                        (c) Notwithstanding the foregoing provisions of this
Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

                Section 14. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

                                   ARTICLE III

                                    DIRECTORS

                Section 1. THE NUMBER OF DIRECTORS. Unless otherwise provided by law or the Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors. The directors need not be stockholders. Unless otherwise provided by law or the Certificate of Incorporation, the directors shall be elected at the annual meeting of the stockholders, except as provided in Section 6 of this Article, and each director elected shall hold office until his successor is elected and qualified or until such director's earlier death, resignation, disqualification, or removal. Unless otherwise provided by law or the Certificate of Incorporation, no director (other than directors elected by one or more series of preferred stock of the Corporation) may be removed from office by the stockholders except for cause and, in addition to any other vote required by law, upon the affirmative vote of not less than 80% of the total voting power of all outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

                Section 2. VACANCIES. Unless otherwise provided by law or the Certificate of Incorporation, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors (other than directors elected by one or more series of preferred stock of the corporation) may be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until expiration of the term of office of the director he has replaced or until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by law.

                Section 3. POWERS. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                Section 4. PLACE OF DIRECTORS' MEETINGS. The directors may hold their meetings and have one or more offices and keep the books of the corporation outside of the State of Delaware.

                Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time and place as shall from time to time be determined by the Board of Directors.

                Section 6. SPECIAL MEETINGS. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three
(3) days before the date of the meeting.

                Section 7. QUORUM. At all meetings of the Board of Directors, a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the

Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

                Section 8. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                Section 9. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                Section 10. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

                Section 11. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                Section 12. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

                Section 1. OFFICERS. The officers of this corporation shall be elected by the Board of Directors and shall include a Chairman of the Board of Directors or a President, or both, and a Secretary. The corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Vice-Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be elected in accordance with the provisions of Section 2 of this ARTICLE IV. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.


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                Section 2. ELECTION OF OFFICERS. The Board of Directors, at its
first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

                Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                Section 4. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

                Section 5. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                Section 6. POWERS AND DUTIES OF OFFICERS. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                    ARTICLE V

                     INDEMNIFICATION OF EMPLOYEES AND AGENTS

                Subject to the Certificate of Incorporation and applicable law, the corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is


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or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

                Section 1. CERTIFICATES. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Secretary or an Assistant Secretary, if any, or the Chief Financial Officer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

                Section 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                Section 3. LOST CERTIFICATES. The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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

                                   ARTICLE VII

                               GENERAL PROVISIONS

                Section 1. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                Section 2. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                Section 3. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, and shall be in such form as may be approved from time to time by the Board of Directors.

                Section 4. MANNER OF GIVING NOTICE. Whenever, under the law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telecopier or other means of communication permitted by law.

                Section 5. WAIVER OF NOTICE. Whenever any notice is required to be given under the law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.


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                                  ARTICLE VIII

                                   AMENDMENTS

                These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors in accordance with the terms of the Certificate of Incorporation. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

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